Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2019, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-230323) and related Prospectus of PagerDuty Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP

San Jose, California
April 1, 2019